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                                                                    EXHIBIT 11.1

                 STEVENS GRAPHICS CORPORATION AND SUBSIDIARIES

                  COMPUTATIONS OF NET INCOME PER COMMON SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                          YEAR ENDED DECEMBER
                                                                  31,
                                                         ----------------------
                                                          1994    1993   1992
                                                         ------  ------ -------
Primary and fully diluted:
 Weighted average shares outstanding...................   9,122   9,015   9,014
 Assumed exercise of Series A and B stock options
  (treasury stock method)..............................     134     114       3
                                                         ------  ------ -------
 Total common share equivalents........................   9,256   9,129   9,017
                                                         ======  ====== =======
Income (loss) before extraordinary items and cumulative
 effect of accounting change...........................  $2,427  $  771 $(3,182)
Extraordinary items....................................     (85)    --    4,033
Cumulative effect of accounting change for income
 taxes.................................................     --      412     --
                                                         ------  ------ -------
Net income.............................................  $2,342  $1,183 $   851
                                                         ======  ====== =======
Per share amounts--
Primary and fully diluted:
 Income (loss) before extraordinary items..............  $ 0.26  $ 0.08 $ (0.36)
 Extraordinary items...................................    (.01)    --     0.45
 Cumulative effect of accounting change................     --     0.05     --
                                                         ------  ------ -------
Net income.............................................  $ 0.25  $ 0.13 $  0.09
                                                         ======  ====== =======
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